BofI Holding, Inc. Issues Statement Regarding Share Price Volatility

SAN DIEGO, CA - (MARKETWIRED) 4/18/2016 - BofI Holding, Inc. (NASDAQ: BOFI) (“the Company”), parent of BofI Federal Bank, provided comments on recent volatility in its stock price. The Company continues to be the target of anonymous short-seller hit pieces designed to manipulate the market in a veiled effort to benefit themselves at the expense of BofI’s shareholders. Upon a closer examination, these anonymous pieces are based on speculation, innuendo, and outright misrepresentations. The latest hit piece, posted on a blog, claims that a “recent” lawsuit raised new allegations against BofI. In fact, this lawsuit is old news. Back on October 15, 2015, known “repeat player” strike suit attorneys filed a securities class action against BofI. An amendment to this old lawsuit has now been filed. After months of harassing our ex-employees and vendors, the lawyers’ amendment fails to raise any credible or systemic problems at BofI.
The amendment adds some unsubstantiated stories from “confidential” ex-employees mostly criticizing and complaining about the alleged lack of manners of their managers. The amended complaint also incorporates the anonymous blog posts of admitted short sellers, referring to them as “articles”, as if they were factual and unbiased. Just like the initial complaint, the amended complaint is riddled with numerous and material factual inaccuracies, erroneous conclusions, and mistaken applications of legal standards, which will be addressed in court.
What the anonymous short-sellers and the strike suit attorneys fail to highlight is that BofI, like other banks, is regularly examined by its federal regulators, external auditors, and internal auditors. The absence of public enforcement actions highlight how disconnected these allegations are from the reality of BofI’s highly compliant and top-performing business.
Additionally, the Audit Committee of the Board of Directors engaged one of the largest law firms in the world to conduct an independent investigation to determine whether there is support for the factual allegations and the conclusions contained in the employment action that formed the basis for the initial class action. After an extensive investigation, the outside law firm advised the Audit Committee that, based on its investigation, it found no support for the conclusions in the employment complaint that the Bank or management engaged in wrongdoing or acts of fraud or impropriety.
Moreover, BofI’s continued best-in-class asset quality metrics, including industry leading charge-off ratios, and low non-accrual loans are indicative of BofI’s strong underwriting standards.
BofI will vigorously defend itself and will continue to focus on delivering positive earnings growth and maintaining our strong regulatory relationships and risk-focused culture.
About BofI Holding, Inc.
BofI Holding, Inc. is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With approximately $6.7 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.'s common stock is listed on the NASDAQ Global Select Market under the symbol "BOFI" and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index. For more information on BofI Federal Bank, please visit bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements regarding the Company’s litigation and regulatory relations. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation our business risks such as changes in interest rates, inflation, government regulation, general economic conditions and other factors beyond our control that may impact our financial performance. These and other risks and uncertainties are detailed in the Company’s periodic reports filed with the Securities and Exchange Commission and could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Phone: 1-858-649-2218
Email: jlai@bofifederalbank.com